AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                      ON SEPTEMBER 28, 1998

                                   REGISTRATION NO. 333-35563
=================================================================
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                   -------------------------

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                   -------------------------

              VASCO DATA SECURITY INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)

    DELAWARE                  3577                  36-4169320
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction of        Industrial Classi-     Identification No.)
Incorporation or      fication Code Number)
organization)

                1901 SOUTH MEYERS ROAD, SUITE 210
                 OAKBROOK TERRACE, ILLINOIS 60181
                          (630) 932-8844
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                    -------------------------

                         T. KENDALL HUNT
                     CHIEF EXECUTIVE OFFICER
             VASCO DATA SECURITY INTERNATIONAL, INC.
                1901 SOUTH MEYERS ROAD, SUITE 210
                 OAKBROOK TERRACE, ILLINOIS 60181
                          (630) 932-8844
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                   -------------------------
                            Copies to:

                      Robert B. Murphy, Esq.
               Schnader Harrison Segal & Lewis LLP
            1300 I Street, N.W., Suite 1100 East Lobby
                      Washington, D.C. 20005

                   -------------------------
     Approximate date of commencement of proposed sale to the public: Not Applicable

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
                    -------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
=================================================================

     This Post-Effective Amendment No. 1 to Registration
Statement on Form S-4 (File No. 333-35563) is being filed to deregister 469,640 shares of the Registrant's Common Stock, par value $.001 per share, that were not issued in connection with the Registrant's registered exchange offer.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective
No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakbrook Terrace, State of Illinois, on September 25, 1998.


                         VASCO DATA SECURITY INTERNATIONAL, INC.

                         By:/s/ T. KENDALL HUNT
                            -------------------
                            T. Kendall Hunt
                            Chairman of the Board, Chief
                            Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed on the 25th day of September 25, 1998 by the following persons in the capacities indicated.


SIGNATURE             TITLE                           DATE
---------             -----                           ----

/s/ T. KENDALL HUNT   Chairman of the Board,           9/25/98
-------------------   Chief Executive Officer,
T. Kendall Hunt       President and Director


/s/ GREGORY T. APPLE  Vice President and Treasurer     9/25/98
--------------------  (Principal Financial Officer
Gregory T. Apple      and Principal Accounting Officer)


     *                    Secretary and Director       9/25/98
--------------------
Forrest D. Laidley


     *                    Director                     9/25/98
--------------------
Robert E. Anderson


     *                    Director                     9/25/98
--------------------
Michael A. Mulshine


/s/ MICHAEL A. CULLINANE  Director
--------------------
Michael A. Cullinane


     *                    Director                     9/25/98
--------------------
Mario R. Houthooft



*By: /s/ GREGORY T. APPLE
     --------------------
     Gregory T. Apple
     Attorney-in-Fact